UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32743

Texas	74-1492779
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 368-2084

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405	of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EXCO Resources, Inc. (the “Company”) and its outside compensation consultants and strategic advisors have reviewed the Company’s incentive plans to determine whether they continue to fulfill their purpose of retaining key employees, incentivizing key employees to perform at a high level and aligning the interests of key employees with shareholders. Currently, the Company’s incentive plans consist primarily of an annual cash bonus program and long-term equity incentive awards. After reviewing these plans, the Company and the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) have determined that (i) normal annual and long-term incentive cycles are likely to be ineffective due to the Company’s ongoing strategic restructuring efforts and (ii) the use of equity compensation is currently ineffective and inefficient.

As a result, the Company and the Compensation Committee determined in order to restructure the Company’s incentive plans to retain its key employees and encourage them to devote their best efforts to the Company while the Company executes the next phase of its restructuring plan, the Company would (i) terminate the 2017 Management Incentive Plan (the “MIP”); (ii) make incentive payments to the seven (7) MIP participants based on the Company’s achievement of performance goals under the MIP as of June 30, 2017 (the “Incentive Payments”); (iii) adopt two new cash-based incentive programs; (iv) enter into Retention Bonus Agreements (the “Retention Bonus Agreements”) with five (5) key employees; and (v) discontinue equity incentive grants until the completion of a restructuring.

Accordingly, on September 29, 2017 the Company entered into (i) the 2017 Key Employee Incentive Plan (the “KEIP”); (ii) the 2017 Key Employee Retention Plan (the “KERP,” and together with the KEIP, the “New Incentive Plans”); (iii) the Retention Bonus Agreements with five (5) key employees, including all of the Company’s named executive officers that remain current employees (the “NEOs”), pursuant to which the Company agreed to pay retention bonuses to such persons (the “Retention Bonuses”); and (iv) Incentive Payment Agreements (the “Incentive Payment Agreements”) with the seven (7) MIP participants, including the NEOs, pursuant to which the Company agreed to make the Incentive Payments. In addition, acting pursuant to authority granted by the Company’s Board of Directors, the Company terminated the MIP, effective as of June 30, 2017. The New Incentive Plans, Retention Bonus Agreements, Incentive Payment Agreements and the termination of the MIP are each described in more detail below.

New Incentive Plans

Purpose. The purpose of the New Incentive Plans is to align the interests of the Company and eligible employees of the Company and its subsidiaries. The New Incentive Plans are intended to replace the MIP, the Company’s annual cash bonus plan, and the Company’s long-term equity incentive plans. The New Incentive Plans are expected to remain in effect until a new equity incentive program becomes a viable alternative following the completion of a restructuring. The New Incentive Plans provide a means of rewarding KEIP Participants and KERP Participants (each as defined below) based on the overall performance of the Company and the achievement of certain quarterly performance goals under the KEIP or KERP, as applicable (“Performance Goals”).

Term. Each of the New Incentive Plans became effective as of July 1, 2017. The KEIP has a term continuing until June 30, 2018, unless earlier terminated by the Company or extended pursuant to the approval of the Compensation Committee. The KERP has a term continuing until terminated by the Company. The Company has the right, in its sole discretion, to modify, supplement, suspend or terminate each of the New Incentive Plans at any time, subject to certain exceptions.

Administration. The KEIP is administered by the Compensation Committee and the KERP is administered by the Company. The Compensation Committee, with respect to the KEIP, and the Company, with respect to the KERP, have full authority and discretion within the limits of the applicable plan to establish such administrative measures as may be necessary to administer and attain the objectives of such plan. The interpretation of the Compensation Committee, with respect to the KEIP, and the Company, with respect to the KERP, shall be binding on all of such plan’s respective participants. The Compensation Committee may delegate to officers of the Company the authority to administer the KEIP.

Eligibility. The Committee has the authority to designate persons, from time to time, as participants under the KEIP (the “KEIP Participants”). Currently, there are a total of five (5) individuals designated as KEIP Participants, including the NEOs. All employees of the Company not designated as KEIP Participants are participants in the KERP (the “KERP Participants”).

KEIP Performance Goals and Quarterly Performance Incentives

Subject to the provisions of the KEIP and any participation agreement between a KEIP Participant and the Company (a “Participation Agreement”), each KEIP Participant shall have the opportunity to earn an incentive payment for each quarter during the term of the plan (a “Quarterly Performance Incentive”), with the first performance period being July 1, 2017 through September 30, 2017 (each such quarter, a “Performance Period”), depending on the achievement of the performance goals for each Performance Period (the “Performance Goals”).

The Company shall develop and the Compensation Committee shall approve (i) the performance measures underlying the Performance Goals, which shall include (each of the following, as defined in the KEIP) Production, General and Administrative Costs, Lease Operating Expenses and EBITDA (the “Performance Measures”). The Performance Measures are subject to certain pro forma adjustments pursuant to the terms of the KEIP.

The potential amount payable upon the achievement of the Quarterly Threshold, Target and Maximum Performance Goals is based on a given KEIP Participant’s individual target Quarterly Performance Incentive, which is set forth in each KEIP Participant’s Participation Agreement. The target Quarterly Performance Incentive for each of the Company’s NEOs is as follows:

Name of NEO	Target Quarterly Performance Incentive
Harold L. Hickey	$581,250
Harold H. Jameson	$288,125
Tyler S. Farquharson	$260,313

One hundred percent (100%) of a Quarterly Performance Incentive will be based on the Company’s Overall Performance Level, which is the sum of the weighted actual achievement of the Performance Goals for each Performance Measure in a particular Performance Period. Achievement of the Performance Goals will be calculated on the basis of straight-line interpolation between the Quarterly Threshold, Target and Maximum Achievement levels for each Performance Measure underlying the Performance Goal.

In addition to being measured on a quarterly basis, the Performance Goal for each Performance Measure shall be measured cumulatively during the second, third and fourth quarter of the term such that employees may receive “catch-up” payments if the Company fails to achieve Performance Goals for a given Performance Period but overachieves its Performance Goals in a subsequent quarter. For the second, third and fourth quarter of the term, a KEIP Participant shall earn an amount equal to the positive difference, if any, between (i) the aggregate Quarterly Performance Incentive payable based on achievement, as applicable, of the cumulative Performance Goals as of the end of such quarter, and (ii) the Quarterly Performance Incentive actually paid for prior quarters during the term, if any. Any such cumulative “catch-up” payment for a quarter is payable in addition to any Quarterly Performance Incentive earned for that quarter.

An overriding automatic adjustment to the Company’s Cumulative Overall Performance Level (as defined in the KEIP) of five percent (5%) (the “Safety Modifier”) shall be made at the earlier of June 30, 2018 or the termination of the KEIP (the “KEIP Safety Modifier Performance Period”) based on the Safety Modifier, which is a comparison of the Company’s Total Recordable Incident Rate (as defined in the KEIP) and the total incident rate of nonfatal occupational injuries and illnesses for the oil and natural gas industry in the year immediately preceding the Performance Period (the “Target Recordable Incident Rate”). In the event that the Company’s Total Recordable Incident Rate for the KEIP Safety Modifier Performance Period is at or below the Target Recordable Incident Rate, the Cumulative Overall Performance Level shall be automatically positively adjusted by five percent (5%), while if the Company’s Total Recordable Incident Rate for the KEIP Safety Modifier Performance Period is above the Target Recordable Incident Rate, the Cumulative Overall Performance Level shall be automatically negatively adjusted by five percent (5%).

Each KEIP Participant will be entitled to a Quarterly Performance Incentive based on the following Performance Measures, which will remain the same for each Performance Period under the KEIP:

Performance Measure	Weight
Production (Mmcfe)	30%
General and Administrative Costs (gross) (dollars in millions)	30%
Lease Operating Expenses (dollars per Mcfe)	30%
EBITDA (dollars in millions)	10%

Each Performance Measure has a Threshold, Target, and Maximum Performance Goal. The Quarterly Performance Incentive will be determined using the following payout schedule based on the Company’s overall performance on each of the Performance Measures. Performance less than the Threshold Performance Goal for a Performance Measure will result in zero payout for that portion of the Quarterly Performance Incentive.

Portion of Applicable Portion Payable if Quarterly and/or Cumulative Threshold Performance Goal Achieved:	75%

Portion of Applicable Portion Payable if Quarterly and/or Cumulative Target Performance Goal Achieved:	100%

Portion of Applicable Portion Payable if Cumulative Maximum Performance Goal Achieved:	125%

Portion of Applicable Portion Payable if Achievement is Between Quarterly and/or Cumulative Threshold and Maximum Performance Goals:	Linear interpolation between 75% and 125%

In the Performance Period of July 1, 2017 through September 30, 2017, for example, if the Overall Performance Level meets the Quarterly Threshold Performance Goal, a KEIP Participant would be entitled to 75% of the Quarterly Performance Incentive specified in such KEIP Participant’s Participation Agreement. No catch-up payment is payable for the Performance Period of July 1, 2017 through September 30, 2017.

Once a Quarterly Performance Incentive has been determined, payment of such award shall be made within thirty (30) days after the end of the applicable Performance Period or as soon as reasonably estimable financials are available for the Performance Period; provided, that in no event will a Quarterly Performance Incentive be paid at a time later than as required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

Quarterly Performance Incentives under the KEIP are payable in cash. In the event a KEIP Participant’s employment is terminated for any reason prior to the date on which a Quarterly Performance Incentive for the applicable Performance Period is paid, such KEIP Participant shall forfeit his or her right to such payment.

KERP Performance Goals and Quarterly Incentive Opportunities

Subject to the provisions of the KERP, each KERP Participant shall have the opportunity to earn an incentive payment (a “Quarterly Incentive Opportunity”) for each Performance Period, depending on the achievement of Performance Goals for each Performance Period. The Company shall establish and approve the Performance Goals for each Performance Period. The Performance Periods and Performance Measures under the KERP Plan are the same as those under the KEIP.

Fifty percent (50%) of a Quarterly Incentive Opportunity will be payable so long as the KERP Participant remains employed by the Company through the payment date for a Quarterly Incentive Opportunity and fifty percent (50%) of a Quarterly Incentive Opportunity will be payable based on the Company’s achievement of the threshold Performance Goals during a Performance Period (the “Performance Component”).

In addition to being measured on a quarterly basis, the Performance Goal for each Performance Measure shall be measured cumulatively during the second, third and fourth quarter of the term such that employees may receive “catch-up” payments if the Company fails to achieve Performance Goals for a given Performance Period but overachieves its Performance Goals in a subsequent quarter. For the second, third and fourth quarter of the term, a KERP Participant shall earn an amount equal to the positive difference, if any, between (i) the aggregate Performance Component payable based on achievement, as applicable, of the cumulative Threshold Performance Goals as of the end of such quarter, and (ii) the Performance Component actually paid for prior quarters during the term, if any. Any such cumulative “catch-up” payment for a quarter is payable in addition to any Performance Component earned for that quarter.

An overriding automatic adjustment to the Cumulative Overall Performance Level of five percent (5%) shall be made at the earlier of June 30, 2018 or the termination of the KERP and is subject to the same terms as the KEIP’s Safety Modifier. The payment terms and conditions for Quarterly Incentive Opportunities under the KERP, including those related to forfeiture of Quarterly Incentive Opportunities, are substantially similar to those under the KEIP.

Retention Bonuses

In addition to the adoption of the New Incentive Plans, the Company entered into the Retention Bonus Agreements with five (5) of the Company’s key employees, including the NEOs, each of which has an effective date of October 1, 2017. Under the terms of each Retention Bonus Agreement, each recipient was entitled to a cash Retention Bonus in an aggregate amount equal to two and one-half (2.5) times such recipient’s base salary. The Retention Bonuses were paid on September 29, 2017.

Under the Retention Bonus Agreements, in the event a recipient of a Retention Bonus voluntarily terminates his or her employment without Good Reason (as defined in each Retention Bonus Agreement), or the Company terminates such recipient’s employment for Cause (as defined in each Retention Bonus Agreement), in either case, before March 31, 2019 (the “Retention Date”), then such recipient will be required to promptly repay to the Company, in any event no later than ten (10) days following such termination, an amount equal to the Retention Bonus reduced by all taxes the Company actually withholds therefrom. A recipient will not be required to repay a Retention Bonus in the event of termination of employment due to death or disability, by the Company without Cause or by the recipient for Good Reason prior to the Retention Date.

The aggregate value of Retention Bonuses made to the NEOs under the Retention Bonus Agreements is set forth in the table below:

Name of NEO	Annual Base Salary	Retention Bonus Amount
Harold L. Hickey	$750,000	$1,875,000
Harold H. Jameson	$425,000	$1,062,500
Tyler S. Farquharson	$385,000	$ 962,500

Incentive Payments

In connection with the restructuring of the Company’s key employee incentive compensation program by the adoption of the New Incentive Plans and payment of the Retention Bonuses, the Company determined to terminate the MIP, effective as of June 30, 2017, and enter into Incentive Payment Agreements with each of the seven (7) MIP participants, including the NEOs, each of which has an effective date of September 25, 2017 and a payment date of September 29, 2017.

Under the terms of each Incentive Payment Agreement, each recipient was entitled to receive a cash payment based on the Company’s pro rata achievement of performance goals under the MIP through its termination date (the “Modified Performance Period”) such that recipients were paid fifty percent (50%) of the bonus they would have earned under the MIP for the 2017 calendar year. The Incentive Payments were paid on September 29, 2017.

The Incentive Payments differ from awards payable under the MIP in that, among other things, (i) Incentive Payments were made one hundred percent (100%) in cash, as opposed to awards under the MIP being payable seventy-five percent (75%) in cash and twenty-five (25%) in shares of fully-vested restricted stock, and (ii) Incentive Payments were based on modified performance measures intended to align with the Company’s budget and forecast for the Modified Performance Period. Finding and Development Costs (as defined in the MIP) was removed as a performance measure for purposes of the Incentive Payments and its 20% weight was proportionally reallocated among the remaining four performance measures. The Company’s management determined that it was not feasible to calculate Finding and Development Costs for the Modified Performance Period due to the limited number of wells completed during the first half of 2017 and the unavailability of a third party reserve report. The revised metrics for Incentive Payments, as well as the Company’s actual performance against such metrics as of June 30, 2017, are set forth below:

		Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum	Actual Performance
Production (Mmcfe)	26%	39,572	42,000	44,428	42,083
General and Administrative Costs (gross) (dollars in millions)	26%	$27.5	$25.0	$22.5	$21.8
Finding and Development Costs (dollars per Mcfe)	N/A	N/A	N/A	N/A	N/A
EBITDA (dollars in millions)	13%	$26.1	$30.5	$34.9	$35.3
Lease Operating Expenses (dollars per Mcfe)	26%	$0.39	$0.35	$0.32	$0.35
Discretion of the Committee	10%				5%
Safety Modifier – TRIR*	+/-5%		0.70		0

*Under the Incentive Payment Agreements, the Safety Modifier was measured for the Modified Performance Period.

Once the actual performance level was determined, the Incentive Payment for each of the NEOs was determined using the following payout schedule and then reduced by fifty percent (50%) to give pro rata effect to the termination of the MIP as of June 30, 2017:

Named Executive Officer	Performance Level Payout Schedule
	Percentage of Base Salary for Below Threshold Achievement Level	Percentage of Base Salary for Threshold Achievement Level	Percentage of Base Salary for Target Achievement Level	Percentage Base Salary for Maximum Achievement Level
Harold L. Hickey	0%	35%	70%	140%
Harold H. Jameson	0%	35%	70%	140%
Tyler S. Farquharson	0%	35%	70%	140%

The aggregate value of Incentive Payments made to the NEOs under the Incentive Payment Agreements is set forth in the table below:

Name of NEO	Annual Base Salary	Incentive Payment Amount
Harold L. Hickey	$750,000	$383,044
Harold H. Jameson	$425,000	$217,058
Tyler S. Farquharson	$385,000	$191,947

In the event a recipient of an Incentive Payment is terminated by the Company for Cause (as defined in each Incentive Payment Agreement) or due to the recipient’s voluntary termination, in either case prior to January 1, 2018, such recipient will be required to repay to the Company, within ten (10) days of such termination, the Incentive Payment reduced by all taxes the Company actually withholds therefrom.

In addition, each Incentive Payment Agreement includes a general waiver and release of claims against the Company for any and all claims under the MIP, including claims related to the termination of the performance period under the MIP as of June 30, 2017 and the implementation of the New Incentive Plans.

Termination of the MIP

In connection with the Company’s restructuring of its incentive plans, including the entry into the KEIP, the KERP, the Retention Bonus Agreements and the Incentive Payment Agreements, on September 29, 2017, the Company terminated the MIP, effective as of June 30, 2017. As a result of such termination, the MIP is void and of no further effect and the Company has no liability or obligation to make any awards thereunder.

For additional information concerning the MIP, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2017, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: October 5, 2017	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary